UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2013

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On June 16, 2011, Aastrom Biosciences, Inc., a Michigan corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which the Company has previously sold an aggregate of $4.4 million of its common stock through MLV, acting as agent. On November 29, 2013, the Company and MLV entered into an Amendment No. 1 to the Sales Agreement in order to reference a new registration statement and prospectus under which sales can be made (because of the expiration of the prior registration statement). The amendment left unchanged the aggregate offering price which may be offered under the Sales Agreement and approximately $15.9 million remains available for issuance.

The description of Amendment No. 1 to the Sales Agreement set forth above is qualified in its entirety by reference to the Amendment No. 1 to At Market Issuance Sales Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference. The original At Market Issuance Sales Agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2011.

The shares will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-174945) filed on June 16, 2011 with the SEC. In connection with the offering contemplated by the Sales Agreement, the Company has filed a prospectus supplement, dated November 29, 2013 to the prospectus, dated July 18, 2011 that is part of the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
1.1	Amendment No.1 to At Market Issuance Sales Agreement between Aastrom Biosciences, Inc. and MLV & Co. LLC dated November 29, 2013.
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: November 29, 2013	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
1.1	Amendment No.1 to At Market Issuance Sales Agreement between Aastrom Biosciences, Inc. and MLV & Co. LLC dated November 29, 2013.
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1)